EXHIBIT 99.1

Consolidated Communications Reports Second Quarter 2012 Results

  Delivered a solid quarter of broadband subscriber growth.
  Generated another strong access line performance.
  Closed on the acquisition of SureWest on July 2nd.
  Integration is progressing well and as planned.

MATTOON, Ill., Aug. 2, 2012 (GLOBE NEWSWIRE) -- Consolidated Communications Holdings, Inc. (Nasdaq:CNSL) reported results for the second quarter 2012 and updated its guidance for the acquisition of SureWest Communications.

Second quarter financial summary:

  Revenue was $93.0 million.
  Net cash from operations was $28.7 million.
  Adjusted EBITDA was $44.8 million.
  Dividend payout ratio was 59.6%.

These results do not reflect the operations of SureWest since the acquisition closed after the end of the quarter.

"I am pleased with the financial results for the quarter and the continued improvement to our revenue trends," said Bob Currey, President and Chief Executive Officer. "Our broadband growth was solid in what is historically a very slow quarter, and we had another strong access line performance. During the quarter, we continued to expand our network capitalizing on the increasing demand in commercial and wholesale opportunities. We have assembled a strong portfolio of products and services that generate consistent cash flows to support our dividend."

"On July 2nd, we closed on the acquisition of SureWest. Together, we became a much stronger company with an improved balance sheet and expanded cash flows. The combined markets and services provide the company with diversified revenues and greater scale over one of the highest quality networks in the industry. Integration efforts are off to a fast start and we are well on our way to meeting our synergy projections. At the close, we realized approximately $10.0 million in annualized operating synergies and we remain committed to the $25.0 million we previously guided," Currey concluded.

Operating Statistics at June 30, 2012, Compared to June 30, 2011.

	Period Ended June 30,
	2012	2011	Increase/(decrease)%

Total connections	479,321	462,704	16,617	3.6%
ILEC access lines	225,025	232,360	(7,335)	(3.2)%
High-speed Internet subscribers	113,856	108,581	5,275	4.9%
IPTV subscribers	35,834	31,218	4,616	14.8%
ILEC VOIP lines	9,891	8,799	1,092	12.4%
CLEC access line equivalents	94,715	81,746	12,969	15.9%

Cash Available to Pay Dividends

For the quarter, cash available to pay dividends, or CAPD, was $19.5 million, and the dividend payout ratio was 59.6%. Excluding the $298.0 million of net proceeds from the senior notes offering, at June 30, 2012, cash and cash equivalents and restricted cash totaled $102.0 million. The Company made capital expenditures of $10.9 million.

Financial Highlights for the Second Quarter Ended June 30, 2012

  Revenues were $93.0 million, compared to $92.6 million in the same period of 2011 resulting in an increase of $0.4 million, or 0.4%. Increases in network access, subsidies, data and internet and other operations were partially offset by declines in local and long distance services.
  Income from operations was $14.1 million, compared to $14.7 million in the second quarter of 2011. The decrease is attributable to SureWest related transaction costs and higher video programming costs. The second quarter of 2011 included $2.5 million of expense in connection with amending our credit agreement.
  Interest expense, net was $16.9 million, compared to $12.4 million in the same quarter last year. The increase is primarily due to $2.7 million in one month of accrued interest for our Senior Notes offering, which closed on May 30th and $2.6 million in amortization and fees on the committed financing for the SureWest acquisition. These items were partially offset by lower expenses from our interest rate swap agreements.
  Other income, net was $6.9 million, compared to $6.3 million for same period in 2011.  Cash distributions from our Verizon wireless partnerships were $5.9 million for the second quarter of 2012 compared to $5.8 million for the same quarter of 2011.
  Net income attributable to common stockholders was $2.8 million, compared to $5.4 million in the second quarter of 2011. "Adjusted net income attributable to common stockholders" excludes certain items in the manner described in the table provided in this release. On that basis, "adjusted net income attributable to common stockholders" was $5.4 million, compared to $7.7 million in the same quarter of 2011.
  Diluted net income per common share was $0.09, compared to $0.18 in the second quarter of 2011. "Adjusted diluted net income per share" excludes certain items in the manner described in the table provided in this release. On that basis, "adjusted diluted net income per share" for the current quarter was $0.18 compared to $0.26 for the prior year period.
  Net cash provided from operating activities was $28.7 million, compared to $30.1 million for the second quarter in 2011. The decline was driven primarily due to costs related to the SureWest acquisition and related financing.
  Adjusted EBITDA was $44.8 million, compared to $46.4 million for the same period in 2011.
  The total net debt to last twelve month adjusted EBITDA coverage ratio was 4.19 times to one.

Financial Highlights for the Six Months Ended June 30, 2012

  Revenues were $186.4 million, compared to $188.1 million in the same period of 2011. Declines in local calling services, network access and long distance were partially offset by increases in data and internet and other operations.
  Net income attributable to common stockholders was $4.5 million, compared to $12.7 million in the prior year period. In addition to lower revenue, the decline is primarily due to costs related to the SureWest acquisition and associated financing.
  Net cash provided from operating activities was $51.5 million, compared to $61.2 million for the first half of 2011.
  Adjusted EBITDA was $91.1 million, compared to $94.9 million for the same period of 2011.

SureWest

The Company closed on its acquisition of SureWest on July 2nd and will report combined financial results starting with the third quarter. For the second quarter, SureWest had revenues of $64.8 million, adjusted EBITDA of $19.8 million and capital expenditures of $21.5 million. Also during the quarter, SureWest built fiber to an additional 3,600 marketable homes and passed an additional 2,400 homes with video service in its ILEC footprint.

Financial Guidance

The Company is updating its guidance for the acquisition of SureWest. The table below reflects pro forma guidance for 2012, which includes a full year of SureWest for both periods presented.

	2011 Pro Forma Results	2012 Pro Forma Guidance

Cash Interest Expense	$59.7 million	$63.0 million to $67.0 million
Cash Income Taxes	$7.8 million	$5.0 million to $6.0 million
Capital Expenditures	$115.1 million	$110.0 million to $115.0 million

Dividend Payments

On July 30, 2012, the Company's board of directors declared its next quarterly dividend of $0.38738 per common share, which is payable on November 1, 2012 to stockholders of record at the close of business on October 15, 2012.

Conference Call Information

The Company will host a conference call today at 11:00 a.m. Eastern Time / 10:00 a.m. Central Time to discuss first quarter earnings and developments with respect to the Company. The call is being webcast and archived on the "Investor Relations" section of the Company's website at http://www.consolidated.com. If you do not have internet access, the conference call dial-in number is 1-877-374-3981 with pass code 99834344. International parties can access the call by dialing 1-253-237-1158. A telephonic replay of the conference call will also be available starting three hours after completion of the call until August 9, 2012 at midnight Eastern Time. To hear the replay, parties in the United States and Canada should call 1-855-859-2056 and international parties should call 1-404-537-3406.

Use of Non-GAAP Financial Measures

This press release, as well as the conference call, includes disclosures regarding "EBITDA", "adjusted EBITDA", "cash available to pay dividends" and the related "dividend payout ratio", "total net debt to last twelve month adjusted EBITDA coverage ratio", adjusted diluted net income per share" and "adjusted net income attributable to common stockholders", all of which are non-GAAP financial measures. Accordingly, they should not be construed as alternatives to net cash from operating or investing activities, cash and cash equivalents, cash flows from operations, net income or net income per share as defined by GAAP and are not, on their own, necessarily indicative of cash available to fund cash needs as determined in accordance with GAAP. In addition, not all companies use identical calculations, and the non-GAAP financial measures may not be comparable to other similarly titled measures of other companies. A reconciliation of the differences between these non-GAAP financial measures and the most directly comparable financial measures presented in accordance with GAAP is included in the tables that follow.

Adjusted EBITDA is comprised of EBITDA, adjusted for certain items as permitted or required by the lenders under the credit facility in place at the end of each quarter in the periods presented. The tables that follow include an explanation of how adjusted EBITDA is calculated for each of the periods presented. EBITDA is defined as net earnings before interest expense, income taxes, depreciation and amortization on a historical basis. We believe net cash provided by operating activities is the GAAP financial measure most directly comparable to EBITDA.

Cash available to pay dividends represents adjusted EBITDA plus cash interest income less (1) cash interest expense, (2) capital expenditures and (3) cash income taxes; this calculation differs in certain respects from the similar calculation used in the credit agreement.

We present adjusted EBITDA, cash available to pay dividends and the related dividend payout ratio for several reasons. Management believes adjusted EBITDA, cash available to pay dividends and the dividend payout ratio are useful as a means to evaluate our ability to fund our estimated uses of cash (including interest on our debt) and pay dividends. In addition, we have presented adjusted EBITDA, cash available to pay dividends and the dividend payout ratio to investors in the past because they are frequently used by investors, securities analysts and other interested parties in the evaluation of companies in our industry, and management believes presenting them here provides a measure of consistency in our financial reporting. Adjusted EBITDA and cash available to pay dividends, referred to as Available Cash in our credit agreement, are also components of the restrictive covenants and financial ratios contained in the agreements governing our debt that require us to maintain compliance with these covenants and limit certain activities, such as our ability to incur debt and to pay dividends. The definitions in these covenants and ratios are based on adjusted EBITDA and cash available to pay dividends after giving effect to specified charges. In addition, adjusted EBITDA, cash available to pay dividends and the dividend payout ratio provide our board of directors with meaningful information to determine, with other data, assumptions and considerations, our dividend policy and our ability to pay dividends under the restrictive covenants in the agreements governing our debt and to measure our ability to service and repay debt.  We present the related "total net debt to last twelve month adjusted EBITDA coverage ratio" principally to put other non-GAAP measures in context and facilitate comparisons by investors, security analysts and others; this ratio differs in certain respects from the similar ratio used in our credit agreement.

These non-GAAP financial measures have certain shortcomings. In particular, adjusted EBITDA does not represent the residual cash flows available for discretionary expenditures, since items such as debt repayment and interest payments are not deducted from such measure. Similarly, while we may generate cash available to pay dividends, we are not required to use any such cash to pay dividends, and the payment of any dividends is subject to declaration by our board of directors, compliance with applicable law and the terms of our credit agreement. Because adjusted EBITDA is a component of the dividend payout ratio and the ratio of total net debt to last twelve month adjusted EBITDA, these measures are also subject to the material limitations discussed above. In addition, the ratio of total net debt to last twelve month adjusted EBITDA is subject to the risk that we may not be able to use the cash on the balance sheet to reduce our debt on a dollar-for-dollar basis. Management believes these ratios are useful as a means to evaluate our ability to incur additional indebtedness in the future.

We present the non-GAAP measures adjusted diluted net income per share and adjusted diluted net income attributable to common stockholders because our net income and net income per share are regularly affected by items that occur at irregular intervals or are non-cash items. We believe that disclosing these measures assists investors, securities analysts and other interested parties in evaluating both our company over time and the relative performance of the companies in our industry.

About Consolidated

Consolidated Communications Holdings, Inc. is a leading communications provider within its six state operations of California, Illinois, Kansas, Missouri, Pennsylvania and Texas. Headquartered in Mattoon, IL, the Company has been providing services in many of its markets for over a century. With one of the highest quality networks in the industry, the Company offers a wide range of communications services, including IP-based digital and high definition television, high speed internet, Voice over IP, carrier access, directory publishing and local and long distance service.

Safe Harbor

Any statements other than statements of historical facts, including statements about management's beliefs and expectations, are forward-looking statements and should be evaluated as such. These statements are made on the basis of management's views and assumptions regarding future events and business performance. Words such as "estimate," "believe," "anticipate," "expect," "intend," "plan, "target," "project," "should," "may," "will" and similar expressions are intended to identify forward-looking statements. Forward-looking statements (including oral representations) involve risks and uncertainties that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. These risks and uncertainties include the ability of Consolidated Communications Holdings, Inc. (the "Company") to successfully integrate the operations of  of SureWest Communications ("SureWest") and realize the synergies from the acquisition, as well as a number of other factors related to the businesses of the Company, including various risks to stockholders of not receiving dividends and risks to the Company's ability to pursue growth opportunities if the Company continues to pay dividends according to the current dividend policy; various risks to the price and volatility of the Company's common stock; the substantial amount of debt and the Company's ability to repay or refinance it or incur additional debt in the future; the Company's need for a significant amount of cash to service and repay the debt and to pay dividends on the Company's common stock; changes in the valuation of pension plan assets; restrictions contained in the Company's debt agreements that limit the discretion of management in operating the business; regulatory changes, including changes to subsidies, rapid development and introduction of new technologies and intense competition in the telecommunications industry; content costs are substantial and continue to increase; risks associated with the Company's possible pursuit of acquisitions; economic conditions in the Company's service areas; system failures; losses of large customers or government contracts; risks associated with the rights-of-way for the network; disruptions in the relationship with third party vendors; losses of key management personnel and the inability to attract and retain highly qualified management and personnel in the future; changes in the extensive governmental legislation and regulations governing telecommunications providers and the provision of telecommunications services; telecommunications carriers disputing and/or avoiding their obligations to pay network access charges for use of the Company's network; high costs of regulatory compliance; the competitive impact of legislation and regulatory changes on the telecommunications industry; and liability and compliance costs regarding environmental regulations. These and other risks and uncertainties are discussed in more detail in the Company's and SureWest's filings with the Securities and Exchange Commission, including our respective reports on Form 10-K and Form 10-Q.

Many of these risks are beyond management's ability to control or predict. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements and risk factors contained in this communication and the Company's  filings with the Securities and Exchange Commission. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, forward-looking statements speak only as of the date they are made. Except as required under the federal securities laws or the rules and regulations of the Securities and Exchange Commission, we do not undertake any obligation to update or review any forward-looking information, whether as a result of new information, future events or otherwise.

- Tables Follow –

Consolidated Communications Holdings, Inc.
Condensed Consolidated Balance Sheets
(Dollars in thousands, except par value)

	June 30,	December 31,
	2012	2011
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$ 84,984	$ 105,704
Restricted Cash	315,082	--
Accounts receivable, net	35,165	35,492
Prepaid expenses and other current assets	31,103	27,134
Total current assets	466,334	168,330
Property, plant and equipment, net	321,047	332,046
Intangibles, net and other assets	692,055	693,693
Total assets	$ 1,479,436	$ 1,194,069

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$ 8,800	$ 8,800
Current portion of capital lease obligation	216	192
Accounts payable	15,128	13,673
Accrued expenses and other current liabilities	78,136	62,625
Total current liabilities	102,280	85,290
Capital lease obligation less current portion	4,403	4,519
Long-term debt	1,164,855	871,200
Other long-term liabilities	175,244	185,248
Total liabilities	1,446,782	1,146,257
Stockholders' equity:
Common stock, $0.01 par value	299	299
Paid in capital	61,968	79,852
Accumulated other comprehensive loss	(35,352)	(37,833)
Total Consolidated Communications Holdings, Inc. stockholders' equity	26,915	42,318
Noncontrolling interest	5,739	5,494
Total stockholders' equity	32,654	47,812
Total liabilities and stockholders' equity	$ 1,479,436	$ 1,194,069

Consolidated Communications Holdings, Inc.
Condensed Consolidated Statements of Operations
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011

Revenues	$ 93,005	$ 92,623	$ 186,369	$ 188,064
Operating expenses:
Cost of services and products	36,526	34,267	72,390	69,951
Selling, general and administrative expenses	19,996	19,147	39,524	39,846
Financing and other transaction costs	562	2,540	5,384	2,540
Depreciation and amortization	21,869	21,987	44,006	44,145
Income from operations	14,052	14,682	25,065	31,582
Other income (expense):
Interest expense, net	(16,893)	(12,397)	(31,493)	(24,336)
Other income, net	6,947	6,307	13,427	13,451
Income before income taxes	4,106	8,592	6,999	20,697
Income tax expense	1,200	3,079	2,209	7,687
Net income	2,906	5,513	4,790	13,010
Less: Net income attributable to noncontrolling interest	120	162	245	294
Net income attributable to Consolidated Communications Holdings, Inc.	$ 2,786	$ 5,351	$ 4,545	$ 12,716

Diluted net income attributable to Consolidated Communications Holdings, Inc. per common share	$ 0.09	$ 0.18	$ 0.15	$ 0.42

Consolidated Communications Holdings, Inc.
Condensed Consolidated Statements of Cash Flows
(Dollars in thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011

OPERATING ACTIVITIES
Net income	$ 2,906	$ 5,513	$ 4,790	$ 13,010
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	21,869	21,987	44,006	44,145
Stock-based compensation expense	589	579	1,090	1,090
Transaction costs	(699)	--	(699)	--
Loss on disposal of assets	146	--	206	4
Amortization of deferred financing	1,557	338	5,020	662
Other adjustments, net	(778)	(302)	(1,152)	(2)
Changes in operating assets and liabilities, net	3,089	2,009	(1,782)	2,294
Net cash provided by operating activities	28,679	30,124	51,479	61,203
INVESTING ACTIVITIES
Return of capital in excess of earnings	(92)	56	--	56
Proceeds from sale of investments	--	--	--	--
Proceeds from sale of assets	8	281	28	396
Restricted cash related to the acquisition of SureWest	(298,035)	--	(298,035)	--
S-4 Related Costs	(314)	--	(314)	--
Capital expenditures	(10,927)	(10,653)	(22,151)	(20,704)
Net cash used in investing activities	(309,360)	(10,316)	(320,472)	(20,252)
FINANCING ACTIVITIES
Payments made on long-term obligations	(2,247)	(37)	(4,492)	(71)
Refinancing fees	--	(3,399)	--	(3,399)
Cash payments from refinancing	13	--	(5,070)	--
Discount on bond offering	(1,945)	--	(1,945)	--
Proceeds from bond offering	300,000	--	300,000	--
Restricted cash for bond offering	(17,047)	--	(17,047)	--
Dividends on common stock	(11,602)	(11,598)	(23,173)	(23,128)
Net cash used in financing activities	267,172	(15,034)	248,273	(26,598)
Net change in cash and cash equivalents	(13,509)	4,774	(20,720)	14,353
Cash and cash equivalents at beginning of period	98,493	77,233	105,704	67,654
Cash and cash equivalents at end of period	$ 84,984	$82,007	$ 84,984	$ 82,007

Consolidated Communications Holdings, Inc.
Consolidated Revenue by Category
(Dollars in thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011

Telephone Operations
Local calling services	$ 19,657	$ 21,424	$ 39,604	$ 43,051
Network access services	19,614	19,292	39,387	40,680
Subsidies	11,224	11,107	22,683	22,655
Long distance services	3,471	4,121	7,004	8,418
Data and Internet services	22,761	20,575	44,746	40,645
Other services	8,286	8,290	16,671	16,753
Total Telephone Operations	85,013	84,809	170,095	172,202
Other Operations	7,992	7,814	16,274	15,862
Total operating revenues	$ 93,005	$ 92,623	$ 186,369	$ 188,064

Consolidated Communications Holdings, Inc.
Schedule of Adjusted EBITDA Calculation
(Dollars in thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
EBITDA:
Net cash provided by operating activities	$ 28,679	$ 30,124	$ 51,479	$ 61,203
Adjustments:
Compensation from restricted share plan	(589)	(579)	(1,090)	(1,090)
Other adjustments, net	(226)	(36)	(3,375)	(664)
Changes in operating assets and liabilities	(3,089)	(2,009)	1,782	(2,294)
Interest expense, net	16,893	12,397	31,493	24,336
Income taxes	1,200	3,079	2,209	7,687
EBITDA (1)	42,868	42,976	82,498	89,178

Adjustments to EBITDA (2):
Other, net (3)	(4,552)	(2,976)	(4,599)	(8,143)
Investment distributions (4)	5,901	5,858	12,112	12,743
Non-cash compensation (5)	589	579	1,090	1,090
Adjusted EBITDA	$ 44,806	$ 46,437	$ 91,101	$ 94,868

Footnotes for Adjusted EBITDA:
(1) EBITDA is defined as net earnings before interest expense, income taxes, depreciation and amortization on a historical basis.
(2) These adjustments reflect those required or permitted by the lenders under the credit facility in place at the end of each of the quarters included in the periods presented.
(3) Other, net includes the equity earnings from our investments, dividend income, income attributable to noncontrolling interests in subsidiaries, transaction related costs and certain miscellaneous items.
(4) For purposes of calculating adjusted EBITDA, we include all cash dividends and other cash distributions received from our investments.
(5) Represents compensation expenses in connection with our Restricted Share Plan, which because of the non-cash nature of the expenses are being excluded from adjusted EBITDA.

Consolidated Communications Holdings, Inc.
Cash Available to Pay Dividends
(Dollars in thousands)
(Unaudited)

	Three Months Ended June 30, 2012	Six Months Ended June 30, 2012
Adjusted EBITDA	$ 44,806	$ 91,101

- Cash interest expense	(13,681)	(24,667)
- Capital expenditures	(10,926)	(22,151)
- Cash income taxes	(746)	(4,496)

Cash available to pay dividends	$ 19,453	$ 39,787

Dividends Paid	$ 11,602	$ 23,132
Payout Ratio	59.6%	58.1%

* The above calculation excludes the principal payments on the amortization of our debt.

Consolidated Communications Holdings, Inc.
Total Net Debt to LTM Adjusted EBITDA Ratio
(Dollars in thousands)
(Unaudited)

Summary of Outstanding Debt
Term loan	$ 875,600
Capital leases	4,619
Total debt as of June 30, 2012	$ 880,219
Less cash on hand and escrowed cash	(102,031)
Total net debt as of June 30, 2012	$ 778,188

Adjusted EBITDA for the last twelve months ended June 30, 2012	$ 185,689

Total Net Debt to last twelve months
Adjusted EBITDA	4.19	x

* This schedule excludes the net proceeds and debt associated with the senior notes.

Consolidated Communications Holdings, Inc.
Adjusted Net Income and Per Share Attributable to Common Stockholders
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2012	2011	2012	2011
Reported net income attributable to common	$ 2,786	$ 5,351	$ 4,545	$ 12,716
Acquisition related costs, net of tax	2,242	--	7,552	--
Severance, net of tax	--	308	--	301
Refinancing charges, net of tax	--	1,631	--	1,598
Non-cash stock compensation, net of tax	417	372	746	686
Adjusted net income attributable to common stockholders	$ 5,445	$ 7,662	$ 12,843	$ 15,301

Weighted average number of shares outstanding	29,689	29,593	29,689	29,593
Adjusted diluted net income per share	$ 0.18	$ 0.26	$ 0.43	$ 0.52

Calculations above assume a 29.2 and 35.8 percent effective tax rate for the three months ended June 30, 2012 and 2011, respectively. The assumed effective tax rates for the six months ended June 30, 2012 and 2011 are 31.6 and 37.1 percent, respectively.

Consolidated Communications Holdings, Inc.
Key Operating Statistics
(Unaudited)

	June 30, 2012	March 31, 2012	June 30, 2011
Local access lines in service
Residential	136,047	136,607	138,538
Business	88,978	89,560	93,822
Total local access lines	225,025	226,167	232,360
Total IPTV subscribers	35,834	35,337	31,218
ILEC DSL subscribers (1)	113,856	112,368	108,581
ILEC Broadband Connections	149,690	147,705	139,799
ILEC VOIP subscribers	9,891	9,569	8,799
CLEC Access Line Equivalents (2)	94,715	89,672	81,746
Total connections	479,321	473,113	462,704

Long distance lines (3)	182,311	181,029	175,439

IPTV Homes passed	211,670	211,670	209,609
IPTV penetration of homes passed	17%	17%	15%

(1) Includes only ILEC DSL. CLEC DSL is included in CLEC access line equivalents.
(2) CLEC access line equivalents represent a combination of voice services and data circuits. The calculations represent a conversion of data circuits to an access line basis. Equivalents are calculated by converting data circuits (basic rate interface (BRI), primary rate interface (PRI), DSL, DS-1, DS-3, and Ethernet) and SONET-based (optical) services (OC-3 and OC-48) to the equivalent of an access line.
(3) Excludes CLEC LD subscribers.

SureWest
Schedule of Adjusted EBITDA Calculation
(Dollars in thousands)
(Unaudited)

Three Months Ended
June 30, 2012

EBITDA:
Net cash provided by operating activities	$ 14,415
Adjustments:
Compensation from restricted share plan	(2,681)
Other adjustments, net	(10,483)
Changes in operating assets and liabilities	4,655
Interest expense, net	2,650
Income taxes	(1,883)
EBITDA (1)	6,673

Adjustments to EBITDA (2):
Other, net (3)	10,488
Investment distributions (4)	--
Non-cash compensation (5)	2,681
Adjusted EBITDA	$ 19,842

Footnotes for Adjusted EBITDA:
(1) EBITDA is defined as net earnings before interest expense, income taxes, depreciation and amortization on a historical basis.
(2) These adjustments reflect those required or permitted by the lenders under the credit facility in place at the end of each of the quarters included in the periods presented.
(3) Other, net includes the equity earnings from our investments, dividend income, income attributable to noncontrolling interests in subsidiaries, transaction related costs and certain miscellaneous items.
(4) For purposes of calculating adjusted EBITDA, we include all cash dividends and other cash distributions received from our investments.
(5) Represents compensation expenses in connection with our Restricted Share Plan, which because of the non-cash nature of the expenses are being excluded from adjusted EBITDA.

SureWest Communications
Key Operating Statistics
(Unaudited)

BROADBAND	6/30/2012 [1]	6/30/2011 [1]	Change	% Change	3/31/2012 [1]	Change	% Change
Residential
Video
Marketable Homes [2]	306,000	281,200	24,800	9%	300,000	6,000	2%
RGUs	67,000	64,100	2,900	5%	66,700	300	0%
Penetration [2]	21.9%	22.8%	-0.9%	(4%)	22.2%	-0.3%	(2%)
ARPU	$75	$71	$4	6%	$73	$2	3%
Voice
Marketable Homes	333,600	317,400	16,200	5%	330,000	3,600	1%
RGUs	74,300	75,900	(1,600)	(2%)	75,600	(1,300)	(2%)
Penetration	22.3%	23.9%	-1.6%	(7%)	22.9%	-0.6%	(3%)
ARPU	$28	$28	$0	1%	$28	$0	1%
Data
Marketable Homes	333,600	317,400	16,200	5%	330,000	3,600	1%
RGUs	102,600	100,600	2,000	2%	102,700	(100)	(0%)
Penetration	30.8%	31.7%	-0.9%	(3%)	31.1%	-0.4%	(1%)
ARPU	$47	$41	$6	16%	$44	$3	7%
Total
RGUs	243,900	240,600	3,300	1%	245,000	(1,100)	(0%)

Subscriber totals
Subscribers [3]	106,700	105,100	1,600	2%	106,800	(100)	(0%)
Penetration	32.0%	33.1%	-1.1%	(3%)	32.4%	-0.4%	(1%)
ARPU [4]	$112	$102	$10	10%	$108	$4	4%
Triple Play ARPU [5]	$122	$114	$8	8%	$118	$4	4%
Triple Play RGUs per Subscriber [5]	2.46	2.51	(0.05)	(2%)	2.48	(0.02)	(1%)
Churn	1.8%	1.5%	0.2%	15%	1.4%	0.3%	21%

Business [6]
Customers	8,600	7,900	700	9%	8,400	200	2%
ARPU	$589	$551	$38	7%	$584	$5	1%

TELECOM	6/30/2012	6/30/2011	Change	% Change	3/31/2012	Change	% Change
Residential
Voice
Marketable Homes	92,200	91,800	400	0%	92,100	100	0%
RGUs [7]	20,500	25,600	(5,100)	(20%)	21,700	(1,200)	(6%)
Cumulative Migration to Broadband Voice [8]	19,100	16,900	2,200	13%	18,600	500	3%
Penetration	22.2%	27.9%	-5.7%	(20%)	23.6%	-1.3%	(6%)
ARPU	$42	$43	($0)	(1%)	$42	$0	1%
Churn [9]	1.7%	1.8%	0.0%	(2%)	1.7%	0.0%	3%

Business [6]
Customers	7,400	7,700	(300)	(4%)	7,500	(100)	(1%)
ARPU	$352	$357	($5)	(1%)	$348	$4	1%

CONSOLIDATED RESIDENTIAL VOICE RGUs	6/30/2012	6/30/2011	Change	% Change	3/31/2012	Change	% Change
ILEC Voice RGUs
Broadband	23,200	22,300	900	4%	23,100	100	0%
Telecom	20,500	25,600	(5,100)	(20%)	21,700	(1,200)	(6%)
Total ILEC Voice RGUs [10]	43,700	47,900	(4,200)	(9%)	44,800	(1,100)	(2%)
CLEC Residential Voice RGUs [11]	51,100	53,600	(2,500)	(5%)	52,500	(1,400)	(3%)
TOTAL Residential Voice RGUs [12]	94,800	101,500	(6,700)	(7%)	97,300	(2,500)	(3%)

NETWORK METRICS	6/30/2012	6/30/2011	Change	% Change	3/31/2012	Change	% Change
Marketable Homes - Fiber	170,100	154,300	15,800	10%	166,500	3,600	2%
Marketable Homes - HFC	94,300	93,900	400	0%	94,300	0	0%
Marketable Homes - Copper 2-Play	27,600	36,200	(8,600)	(24%)	30,000	(2,400)	(8%)
Marketable Homes - Copper 3-Play	41,600	33,000	8,600	26%	39,200	2,400	6%
Total	333,600	317,400	16,200	5%	330,000	3,600	1%

Note: The calculation of certain metrics have been revised over time to reflect the current view of our business. Where necessary prior period metric calculations have been revised to conform with current practice. All amounts rounded to the nearest 10

[1] During the first quarter of 2012, we reclassified approximately 400 small-office/home-office Broadband customers from Residential subscribers to Business customers. They had previously been counted as residential subscribers with primarily voice RGUs
[2] Marketable Homes - Prior to Q110, video marketable homes and penetration rate included serviceable homes in Sacramento and Kansas City fiber and hybrid fiber coax (HFC) networks only. With launch of ADTV in Q110, certain copper homes became video serv
[3] A residential subscriber is a customer who subscribes to one or more residential RGUs.
[4] ARPU is the total residential revenue per average subscriber.
[5] Triple play ARPU includes the total residential revenue per average subscriber and Triple play RGUs per Subscriber includes ending RGUs per ending subscriber, for the triple play markets, excluding the ILEC market.
[6] A business customer is a customer who subscribes to business data, voice or video and represents a unique customer account. ARPU is the total business revenue per average customer.
[7] A voice RGU is a residential customer who subscribes to one or more voice access lines.
[8] Telecom Voice RGU Migration to Broadband Voice are residential Telecom voice RGUs in Line [7] that have ported their Telecom primary access line service to Broadband VoIP.
[9] Telecom Churn excludes disconnects in Line [8] that have ported their Telecom primary access line service to Broadband VoIP.
[10] ILEC Voice RGUs are the total residential voice RGUs in the ILEC franchise market area that are either a Telecom primary access line or Broadband VoIP subscriber.
[11] CLEC Voice RGUs are the total residential voice RGUs in the Kansas City and Sacramento markets, excluding the ILEC market.
[12] Total Voice RGUs are the total of ILEC and CLEC residential voice RGUs, and represent the total company residential voice RGUs of both the Broadband and Telecom Segments.

CONTACT: Matt Smith
         Treasurer & Investor Relations
         217-258-2959
         matthew.smith@consolidated.com